EXHIBIT 10.7

Guangzhou City Agreement

(English Translation)

(2014 Version)

Sui Zu Bei No.: _______

Article 1 Contract Parties

Lessor (Party A): Zhuo Shengyue

Lessee (Party B): Jiang Lijuan (Guangzhou Donggao New Material Co., Ltd

In accordance with the relevant laws, regulations and relevant rules of China, Guangdong Province and Guangzhou City, Party A and Party B have entered into this Contract upon negotiations and based on the principle of equality and voluntariness.

Article 2 Party A agrees to lease the premises (property ownership certificate number 0620038603) located at Room 516, No. 436, Dongjiao North Road / Street ( Lane, Li), Liwan District to Party B for office use, with construction (or use) area 96.68 square meters, and sharing common building area of square meters.

Article 3 The lease term and rent agreed by Party A and Party B are as follows:

Lease Term	Monthly Rent Amount (Currency: RMB)
	In Figure	In Words
January 17, 2018 to January 17, 2020	¥4500	Four thousand five hundred only
Month Day Year to Month Day Year
Month Day Year to Month Day Year
Month Day Year to Month Day Year
Month Day Year to Month Day Year	/	/

Note: If the period is more than 20 years, the excess shall be invalid.

The rent is settled by _______ (month, quarter, year), and Party B shall pay the rent to Party A by transfer payment before the 10th day of each ______ (month, quarter, year).

Article 4 Party B shall pay Party A the deposit(may charge no more than three months' monthly rent) (RMB) Nine Thousand only, and Party A shall make the deposit all (returned to Party B, offset the rent) on the date of expiration of the lease term or termination of the Contract.

Article 5 Main responsibilities of the Parties:

1.	Party A and Party B shall perform the provisions and obligations of the General Principles of the Civil Law, the Contract Law of the People's Republic of China, the Regulations on Urban Housing Leasing of Guangdong Province, and the Regulations on the Administration of Housing Leases of Guangzhou, and may not alter the planned purposes of the house without authorization.

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2.	Party A and Party B shall assist and cooperate with relevant authorities in housing leasing, housing safety, fire, safety, public security, family planning, as well as investigation on production and sales of counterfeit and shoddy goods.

Article 6 Rights and Obligations of Party A:

1.	Party A shall deliver the house and equipment to Party B in accordance with the Contract. If the house is not provided in accordance with the Contract, Party A shall pay Party B the liquidated damages 2% of the monthly rent for each day overdue.

2.	Party A shall assume the responsibility for repair: for any damage to the house that is not man-made.

3.	When transferring the house during the lease period, Party B must be notified in writing 3 months in advance (not less than 3 months); the mortgage of the house must be notified to Party B _______ days in advance in writing.

4.	If it is discovered that Party B has arbitrarily changed the structure and use of the house, which damage the leased property, or Party B has defaulted on the rent for more than 6 months, Party A may cancel the Contract, recover the house, and claim compensation for the loss.

Article 7 Rights and Obligations of Party B:

1.	Party B shall pay the rent on time. If the rent is overdue, Party B shall pay Party A the liquidated damages 2% of the monthly rent for each day overdue.

2.	Party B shall assume the responsibility for repair: keep it in original condition and maintain it.

3.	Upon expiration of the lease term, the original rented house shall be returned to Party A; if it is necessary to continue renting the house, Party B shall consult with Party A 60 days in advance, and the parties shall sign a separate contract.

Article 8 Other agreements The rent is actually received RMB4,500, and the invoice tax, lease tax, management fee, water and electricity and all expenses are all borne by the Lessee (Party B).

Article 9 If either party fails to perform the terms of this Contract or violates relevant laws and regulations, and fails to perform within a reasonable period of time after being urged, the responsible party shall bear the losses therefrom.

Article 10 During the lease term, in case of force majeure, the Contract cannot be fulfilled, the parties shall promptly negotiate and deal with it according to the relevant laws.

Article 11 This Contract shall be made in triplicate. Each party shall hold one copy and one copy shall be submitted to the street (town) mobile personnel and the housing lease management service center for records.

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Article 12 Any dispute arising out during the performance of the Contract, the parties shall settle the dispute through negotiation. If the negotiation fails, they shall file a lawsuit with the people's court or apply to the Guangzhou Arbitration Commission for arbitration.

Article 13 This Contract shall come into force from the date signed by the parties.

Party A (Signature and Seal) Legal representative: ______ ID number: Entrusted Agent: ______ ID number: Address: Contact number:15112193633 January 17, 2018	Party B (Signature and Seal) Legal representative: ______ ID number: Entrusted Agent: _____ ID number: Address: Contact number: January 17, 2018

Kind Notices:

1.	The leasing parties must complete the online filling procedures of the housing lease contract within 3 days from the date of signing the Contract.

2.	Website for checking the filling status: http://w. laho. gov. cn/ or http://g4c. laho. gov. cn/

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